UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2007

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signature

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2007, the Board of Directors appointed Craig A. Menear, age 49, to the position of Executive Vice President — Merchandising and appointed Paul Raines, age 43, to the position of Executive Vice President — U.S. Stores.

Mr. Menear previously served as the Company’s Senior Vice President — Merchandising since October 2006. He served as Senior Vice President — Merchandising, Hardlines from August 2003 through October 2006 and in various management-level positions in the Company’s Merchandising department from 1997 through August 2003.

Mr. Raines previously served as the Company’s President — Southern Division since February 2005. He served as Regional Vice President — Florida from April 2003 through January 2005, as Vice President — Store Operations from January 2002 through April 2003 and as Director of Labor Management from January 2000 through January 2002.

Mr. Menear’s and Mr. Raines’s annual base salary will be $625,000 and $600,000, respectively, and their annual bonus target under the Company’s Management Incentive Plan will each be 100% of base salary, payout of which is based on achieving established goals.  Specifically, a target payout of 70% of the annual bonus is based on achievement of certain pre-established financial goals and 30% on achievement of pre-established individual performance metrics.

Mr. Menear and Mr. Raines will also be eligible to continue to participate in the Company’s Long-Term Incentive Plan (“LTIP”), which provides an incentive target of 75% of base salary. Payout of the LTIP is based on achievement of pre-established EPS and ROIC performance metrics over a three-year performance period.  Awards are payable in cash at the end of the performance period.

Mr. Menear and Mr. Raines will receive an award of restricted stock, having a value of $125,000, at the Leadership Development and Compensation Committee’s next meeting on May 24, 2007.  The award will fully vest on the fifth anniversary of the grant date, provided he is employed with the Company on such date.  Mr. Menear and Mr. Raines will also receive an award of stock options having a value of $125,000.  Twenty-five percent of such stock options will become exercisable on the second, third, fourth and fifth anniversaries of the grant date.

In addition to benefits available to all salaried associates of the Company, Mr. Menear and Mr. Raines will continue to participate in the Company’s executive officer programs, including but not limited to: (i) death benefit only insurance policy program; (ii) executive life insurance program; (iii) Supplemental Executive Choice Program (providing for the purchase of additional insurance or the reimbursement of financial services or healthcare expenses); and (iv) a leased car program.

Upon termination of employment, Mr. Menear and Mr. Raines will be subject to confidentiality restrictions. In addition, Mr. Menear and Mr. Raines will be subject to 24-month non-compete and 36-month non-solicitation provisions following the termination of employment with the Company.

On April 30, 2007, the Board of Directors also appointed Joe Izganics, 46, to the position of Company President - Southern Division.  Mr. Izgancis has been with the Company for 17 years and has held various management-level positions in the Company's Operations department, most recently as the Senior Vice President - Pro and Tool Rental.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ James C. Snyder, Jr.
	Name:	James C. Snyder, Jr.
	Title:	Vice President - Secretary and Acting General Counsel

Date: April 30, 2007